EXHIBIT 10.9

FORM OF TERMINATION OF LEASE ACQUISITION AGREEMENT

This Termination of Lease Acquisition Agreement (this “Agreement”), effective as of November 9, 2012, is by and between Santa Fe Land, LLC (“SFL”), a wholly owned subsidiary of Santa Fe Operating, Inc. (“SFO”), and ____________ (“__________” or the “Land Bank”), collectively referred to as the “Parties.”

RECITALS

A. Whereas, SFL and __________ entered into a “Lease Acquisition Agreement” dated __________ (the “Lease Agreement”), relating to the Purchase and Sale of certain leases.

B. Whereas, SFL and ____________ entered into an “Amendment to Lease Acquisition Agreement” dated ___________ (the “Amendment”), relating to the “Initial Payment” provision of the Lease Agreement.

AGREEMENT

NOW THEREFORE in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Termination of Lease Agreement. SFL and ____________ agree that the Lease Agreement dated _____________, and the Amendment thereto, is herewith terminated and deemed null, void and of no further force or effect as of the date hereof.

2. Governing Law. This Agreement shall be governed in all respects, including as to validity, interpretation, and effect, by the laws of the State of Delaware, without giving effect to the principles thereof relating to conflicts of law.

3.         Amendments. No amendment, change, modification, or termination of this Agreement or any part hereof shall be effective or binding unless made in writing and signed by each party hereto.

4.         Binding Effect. This Agreement will be binding upon and inure to the benefit of the Company, its successors and assigns, and to the Land Bank and its respective heirs, personal representatives, successors and assigns.

5.         Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto in respect of the subject matter hereof and supersedes any and all prior agreements, understandings, and representations, whether written or oral, relating to the subject matter hereof.

6.         Captions. The captions to sections of this Agreement are solely for the convenience of the parties hereto and shall not affect the construction or interpretation of any provision of this Agreement.

7.         Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, and all of which when taken together shall constitute one and the same instrument as if the parties hereto had executed the same instrument.

IN WITNESS THEREOF, each of the undersigned has executed this Termination of Land Acquisition Agreement as of the date first written below.

SANTA FE LAND, LLC

Dated: ______________                                         ________________________________

                                                                      By: Tom Griffin

                                                                      Its: President

LAND BANK

Dated: _______________                                      _______________________________